Exhibit 10.32

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Subscription”) is dated August 14, 2015, by and between the investor identified on the signature page hereto (the “Investor”) and Anthera Pharmaceuticals, Inc., a company incorporated and registered in the State of Delaware (the “Company”).  The Investor and the Company are parties to a Stock Purchase Agreement dated December 11, 2014 (the “Stock Purchase Agreement”) pursuant to which the Company has the right to direct the Investor to purchase registered shares of the Company’s common stock, $0.001 par value per share, on the terms specified in the Stock Purchase Agreement, by delivering notice to the Investor.  Purchases of shares pursuant to the Stock Purchase Agreement are partial consideration for rights granted by the Company to the Investor under the parties’ Collaboration and License Agreement dated December 11, 2014 (the “License Agreement”).  The Company delivered to the Investor the Second Closing Notice (as such term is defined in the Stock Purchase Agreement) dated July 15, 2015 directing the Investor to purchase Company’s common stock for a total purchase price of $2,000,000.  On August 7th, 2015, the Investor delivered to the Company a Purchaser Closing Notice (as such term is defined in the Stock Purchase Agreement) setting the date of the Second Closing, which shall be on August 14th, 2015.  The price and the number of shares Investor is to purchase are determined in accordance with the Stock Purchase Agreement based on the delivery date of the Purchaser Closing Notice, which price shall be $13.2525 per share and the number of shares shall be 150,915 shares.  This Subscription is being entered into in connection with the purchase of such shares as set forth in the Purchaser Closing Notice. Therefore, the parties agree as follows:

1.	Subscription.

(a)  Subject to the terms and conditions of this Subscription and the Stock Purchase Agreement, Investor agrees to buy and the Company agrees to sell and issue to Investor such number of the Company’s shares of common stock, $0.001 par value per share (the “Common Shares”) as set forth on the signature page hereto, for an aggregate purchase price (the “Purchase Price”) equal to the product of (x) the aggregate number of Common Shares the Investor has agreed to purchase and (y) the purchase price per Common Share set forth on the signature page hereto.  The Purchase Price is set forth on the signature page hereto.

(b)  The Common Shares have been registered on a Registration Statement on Form S-3 (Registration No. 333-187780) (the “Registration Statement”).  The Registration Statement has been declared effective by the Securities and Exchange Commission (the “Commission”) on April 18, 2013, has remained effective since such date and is effective on the date hereof.  The prospectus included in the Registration Statement at the time it was declared effective by the Commission or in the form in which it has been most recently filed with the Commission on or prior to the date of this Subscription is hereinafter called the “Base Prospectus.”  Any preliminary form of prospectus which is filed or used prior to filing of the Prospectus (as hereinafter defined) is hereinafter called a “Preliminary Prospectus.”  Any reference herein to the Base Prospectus, any Preliminary Prospectus  or  the Prospectus or to any amendment or supplement to any of the foregoing shall be deemed to include any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), and also shall be deemed to include any documents incorporated by reference therein, and any supplements or amendments thereto, filed with the Commission after the date of filing of the Prospectus pursuant to Rule 424(b) under the Securities Act, and prior to the termination of the offering of the Common Shares to the Investor. A final prospectus supplement will be delivered to the Investor as required by law. Such final prospectus supplement, in the form in which it shall be filed with the Commission pursuant to Rule 424(b) (including the Base Prospectus as so supplemented) is hereinafter called the “Prospectus.”  The Base Prospectus, as supplemented by the Preliminary Prospectus dated as of August 14, 2015 and the pricing information conveyed to the Investor, are collectively referred to as the “Disclosure Package.” The Common Shares shall be freely tradable on the NASDAQ Global Market and the certificates representing the Common Shares will not contain any restrictive legends or other transfer restrictions and the Company shall ensure that its transfer agent has no instructions or procedures that would restrict, impair, impede or delay the sale by the Investor of any Common Shares on the NASDAQ Global Market.

(c)  Payment of the Purchase Price for the Common Shares by the Investor shall take place at a closing (the “Closing”), which shall occur no later than August 14th, 2015 upon satisfaction at or prior to such Closing of each of the closing conditions set forth in Section 5.1 of the Stock Purchase Agreement.

(d)  Delivery by the Company of the Common Shares shall take place at the Closing after the satisfaction of the Company closing conditions set forth in Section 5.2 of the Stock Purchase Agreement. The manner of settlement of the Common Shares purchased by the Investor shall be as follows:

The Investor shall remit by wire transfer the amount of funds equal to the Purchase Price to following account designated by the Company.

Intermediary Bank Name: ****
Intermediary Bank SWIFT Code: ****
(Note- further reference information should be to the attention of Jeff Peters)

Beneficiary Bank Name: ****
Beneficiary Bank Address:  ****
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Beneficiary Bank Contact:   ****
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Beneficiary Bank Account Name: ****
Beneficiary Bank Account Number:  ****
Beneficiary Bank ABA Number: ****

Service charge for process by intermediary bank, if any, shall be paid by the Company.

Delivery versus payment (“DVP”) through DTC (i.e., at or prior to the Closing, the Investor shall remit by wire transfer the amount of funds equal to the Purchase Price to the account designated by the Company and notify the Company of completion of such remittance.  Prior to or at the Closing, the Company shall confirm that the account has minimum balance equal to the Purchase Price.  At the Closing, the Company shall deliver to the Investor through DTC, the Common Shares registered in the Investor’s name and address as set forth below, to be deposited in the Investor’s account set forth on Exhibit A.

IT IS THE INVESTOR’S RESPONSIBILITY TO (A) MAKE THE NECESSARY WIRE TRANSFER OR CONFIRM THE PROPER ACCOUNT BALANCE IN A TIMELY MANNER AND (B) ARRANGE FOR SETTLEMENT BY WAY OF DWAC OR DVP IN A TIMELY MANNER.  IF THE INVESTOR DOES NOT DELIVER THE AGGREGATE PURCHASE PRICE FOR THE COMMON SHARES OR DOES NOT MAKE PROPER ARRANGEMENTS FOR SETTLEMENT IN A TIMELY MANNER, THE COMMON SHARES MAY NOT BE DELIVERED AT CLOSING TO THE INVESTOR OR THE INVESTOR MAY BE EXCLUDED FROM THE CLOSING ALTOGETHER, AT THE COMPANY’S DISCRETION.

2.	Company Representations and Warranties.

The Company represents and warrants to the Investor as of the date of this Subscription and as of the Closing  that: (i) it has full corporate power and authority to enter into this Subscription and to perform all of its obligations hereunder; (ii) this Subscription has been duly authorized and executed by the Company and, when delivered in accordance with the terms hereof will constitute a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally or subject to general principles of equity; (iii) the execution and delivery of this Subscription and the consummation of the transactions contemplated hereby do not conflict with or result in a breach of (x) the Company’s Amended and Restated Certificate of Incorporation or other governing documents, or (y) any material agreement or any law or regulation to which the Company is a party or by which any of its property or assets is bound; (iv) the Common Shares when issued and paid for in accordance with the terms of this Subscription will be duly authorized, validly issued, fully paid and non-assessable; (v) the Registration Statement and any post-effective amendment thereto, at the time it became effective, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (vi) the Disclosure Package as of the date hereof and the Prospectus as of its date does not contain, any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; (vii) all preemptive rights or rights of first refusal held by shareholders of the Company and applicable to the transactions contemplated hereby have been duly satisfied or waived in accordance with the terms of the agreements between the Company and such shareholders conferring such rights; and (viii) at the time of Closing, the Company has delivered to its transfer agent or custodian all documents that are necessary in order to effectuate delivery of the stock to an account of the Investor, including without limitation a letter to its transfer agent or custodian to authorize delivery of the shares to the account designated by the Investor if such document is necessary.  The Company also hereby represents and warrants to the Investor as of the date of this Subscription and as of the Closing each of the representations and warranties of the Company set forth in Section 3 of the Stock Purchase Agreement.

3.	Investor Representations, Warranties and Acknowledgments.

(a)  The Investor represents and warrants to the Company as of the date of this Subscription and as of the Closing that: (i) it has full corporate power and authority to enter into this Subscription and to perform all of its obligations hereunder; (ii) this Subscription has been duly authorized and executed by the Investor and, when delivered in accordance with the terms hereof, will constitute a valid and binding agreement of the Investor enforceable against the Investor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally or subject to general principles of equity; (iii) the execution and delivery of this Subscription and the consummation of the transactions contemplated hereby do not conflict with or result in a breach of (A) the Investor’s articles of incorporation or bylaws (or other governing documents), or (B) any material agreement or any law or regulation to which the Investor is a party or by which any of its property or assets is bound; (iv) it has had full access to the Disclosure Package, the Company’s periodic reports and other information incorporated by reference therein, and was able to read, review, download and print such materials; (v) in making its investment decision, the Investor and its advisors, if any, have relied solely on the information contained or incorporated by reference in the Disclosure Package and on the representations and warranties and covenants of the Company contained in this Subscription, the Stock Purchase Agreement and the License Agreement; (vi) it is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities representing an investment decision like that involved in the purchase of the Common Shares; (vii) the Investor has had no position, office or other material relationship within the past three years with the Company or persons known to it to be affiliates of the Company; (viii), except as set forth below, the Investor is not a, and it has no direct or indirect affiliation or association with any, member of FINRA or an Associated Person (as such term is defined under the NASD Membership and Registration Rules Section 1011) as of the date hereof; and (ix) neither the Investor nor any group of Investors (as identified in a public filing made with the SEC) of which the Investor is a part in connection with the offering of the Common Shares, acquired, or obtained the right to acquire, 20% or more of the Common Shares (or Common Shares convertible into or exercisable for Common Shares) or the voting power of the Company on a post-transaction basis. The Investor also hereby represents and warrants to the Company as of the date of this Subscription and as of the Closing each of the representations and warranties of the Investor set forth in Section 4 of the Stock Purchase Agreement.

(b)  The Investor also represents and warrants that, other than the transactions contemplated hereunder and under the Stock Purchase Agreement, the Investor has not directly or indirectly, nor has any person acting on behalf of or pursuant to any understanding with the Investor, executed any purchase or sale in Common Shares of the Company, including “short sales” as defined in Rule 200 of Regulation SHO under the Securities Exchange Act of 1934 (“Short Sales”), during the period commencing from the time that the Investor first became aware of the proposed transactions contemplated hereunder until the date hereof (the “Discussion Time”).  The Investor has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

4.	Investor Covenant Regarding Short Sales and Confidentiality.

(a)  The Investor covenants that neither it nor any affiliates acting on its behalf or pursuant to any understanding with it will execute any transactions in Common Shares of the Company, including Short Sales, during the period after the Discussion Time and ending at the time that the transactions contemplated by this Subscription are first publicly announced through a press release and/or Current Report on Form 8-K which shall be filed in accordance with the provisions of Section 4(b).  The Investor covenants that until such time as the transactions contemplated by this Subscription are publicly disclosed by the Company through a press release and/or Current Report on Form 8-K, the Investor will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

(b)  The Company and the Investor agree that the Company shall (a) no later than 9:00 am New York City time on the business day immediately following the Closing, issue a press release announcing the material terms and conditions of the purchase of Common Shares by the Investor and (b) on the business day immediately following the Closing, file a Current Report on Form 8-K with the Commission including, but not limited to, a form of this Subscription as an exhibit thereto.  From and after the issuance of such press release, the Company shall have publicly disclosed all material, non-public information delivered to the Investor by the Company, if any, or any of its officers or directors.  The Company shall not provide the Investor with any material, non-public information following the issuance of the press release.  The Company shall not identify any Investor by name in any press release without such Investor’s prior written consent.

5.	Miscellaneous.

(a)  This Subscription, together with the Stock Purchase Agreement (which remain in full force and effect), constitute the entire understanding and agreement between the parties with respect to the purchase of the Common Shares, and there are no agreements or understandings with respect to the subject matter hereof which are not contained in this Subscription or the Stock Purchase Agreement.  This Subscription may be modified only in writing signed by the parties hereto.

(b)  This Subscription may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart.  Execution may be made by delivery by facsimile.

(c)  The provisions of this Subscription are severable and, in the event that any court or officials of any regulatory agency of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Subscription shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Subscription and this Subscription shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible, so long as such construction does not materially adversely effect the economic rights of either party hereto.

(d)  All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and shall be mailed, hand delivered, sent by a recognized international overnight courier service such as Federal Express, or sent via facsimile and confirmed by letter, to the party to whom it is addressed at the following addresses or such other address as such party may advise the other in writing:

To the Company:  as set forth on the signature page hereto.

To the Investor:  as set forth on the signature page hereto.

All notices hereunder shall be effective upon receipt by the party to which it is addressed.

(e)  This Subscription shall be governed by and interpreted in accordance with the laws of the State of Delaware for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws.  To the extent determined by such court, the prevailing party shall reimburse the other party for any reasonable legal fees and disbursements incurred in enforcement or protection of any of its rights under this Subscription.

If the foregoing correctly sets forth our agreement, please confirm this by signing and returning to us the duplicate copy of this Subscription.

ANTHERA PHARMACEUTICALS, INC.

By:	/s/ Paul F. Truex
Name: Paul F. Truex
Title: President and CEO Address for Notice: 25801 Industrial Blvd, Suite B Hayward, CA 94545

[Company’s Signature Page to Subscription Agreement]

INVESTOR: ZENYAKU KOGYO CO., LTD.

By: /s/ Koichi Hashimoto
Name: Koichi Hashimoto
Title: President and Chief Executive Officer Address for Notice: 5-6-15, Otsuka, Bunkyo Tokyo 112-8650, Japan
Number of Common Shares: 150,915 Purchase Price per Common Share: $13.2525 Aggregate Purchase Price: $2,000,000

[Investor’s Signature Page to Subscription Agreement]

Exhibit A

Investor’s account

CSD Name (PSET BIC):	****
CSD A/C No.:	****
****
****
Custodian Bank:	****
Custodian A/C No:	****
Custodian A/C Name:	****